                          AGREEMENT AND PLAN OF MERGER


         This AGREEMENT AND PLAN OF MERGER ("Merger Agreement") is made and entered into pursuant to Delaware General Corporate Law ss.253 and Iowa Business Corporate Act ss. 490.1107 as of the 26th day of November, 1997, by and between PAYLESS CASHWAYS, INC., an Iowa corporation ("Payless Iowa"), and PAYLESS CASHWAYS ACQUISITION, INC., a Delaware corporation ("Payless Delaware").

         WHEREAS, Payless Iowa, on the date of this Merger Agreement, has authority to issue 150,000,000 shares of voting common stock, par value $.01 per share, 5,000,000 shares of non-voting Class A common stock, par value $.01 per share, 5,000,000 shares of non-voting Class B common stock, par value $.01 per share, and 25,000,000 shares of preferred stock, par value $1.00 per share;

         WHEREAS, Payless Delaware, on the date of this Merger Agreement, has authority to issue 50,000,000 shares of common stock, par value $.01 per share;

         WHEREAS, the merger of Payless Iowa with and into Payless Delaware is to be effectuated in accordance with that certain First Amended Plan of Reorganization, dated September 5, 1997, as modified on October 9, 1997, and filed in the matter captioned In re Payless Cashways, Inc., Case No. 97-50543-11 (as modified by the Order and at the November 19 hearing, the "Plan") and confirmed by the United States Bankruptcy Court for the Western District of Missouri on November 19, 1997 (the "Order").

         NOW THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Payless Iowa and Payless Delaware hereby agree to merge as follows:

         1. Merger. Subject to the terms and conditions of this Merger Agreement, Payless Iowa shall be merged with and into Payless Delaware, and Payless Delaware shall survive the merger ("Merger"), effective at the Effective Time, as hereinafter defined.

         2. Effective Time. Subject to the provisions of this Merger Agreement, a certificate of ownership and merger shall be duly executed and filed with the Secretary of State of Delaware and articles of merger shall be duly executed and filed with the Secretary of State of Iowa. The Merger shall become effective at 9:00 a.m. E.S.T. on the date specified in the filings to be made with the secretaries of state of Delaware and Iowa. The date and time when the Merger shall become effective is herein referred to as the "Effective Time."

         3. Succession. At the Effective Time, the separate existence of Payless Iowa shall cease, and Payless Delaware shall be the surviving corporation and shall succeed to the rights, assets, liabilities and obligations of Payless Iowa in the manner and to the extent more fully set

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forth in the Delaware General Corporation Law and the Plan, each as presently in effect or as may hereafter be amended.

         4. Directors and Officers and Governing Documents. The directors and officers of Payless Delaware at the Effective Time shall be the directors and officers of Payless Delaware as the surviving corporation from and after the Effective Time until their death, resignation, disqualification or removal from office, election and qualification of a successor or termination of employment. The certificate of incorporation of Payless Delaware, as in effect at the Effective Time, shall continue to be the certificate of incorporation of Payless Delaware as the surviving corporation without change or amendment until further amended in accordance with the provisions thereof and applicable law. The bylaws of Payless Delaware, as in effect at the Effective Time, shall continue to be the bylaws of Payless Delaware as the surviving corporation without change or amendment until further amended in accordance with the provisions thereof, the certificate of incorporation of Payless Delaware and applicable law.

         5. Further Assurances. From time to time, as and when required by Payless Delaware or by its successors and assigns, there shall be executed and delivered on behalf of Payless Iowa such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in Payless Delaware the title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Payless Iowa, and otherwise to carry out the purposes of this Merger Agreement and the Plan, and the officers and directors of Payless Delaware are fully authorized in the name and on behalf of Payless Iowa or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

         6. Stock, Retirement and Conversion. At the Effective Time, the 100 shares of Payless Delaware common stock presently issued and outstanding in the name of Payless Iowa shall be canceled and retired and resume the status of authorized and unissued shares of Payless Delaware common stock, and no shares of Payless Delaware common stock or other securities or property of Payless Delaware shall be issued or delivered in respect thereof. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of common or preferred stock of Payless Iowa, all such stock shall be converted into shares of Payless Delaware common stock, as and to the extent set forth in the Plan and no other shares of common stock or other securities or property of Payless Delaware shall be issued or delivered in respect thereof.

         7. Employee Benefit Plans. As of the Effective Time, and as set forth in the Plan and the related First Amended Disclosure Statement, dated October 9, 1997, Payless Delaware hereby assumes all obligations of Payless Iowa under any and all employee benefit plans in effect as of said date or with respect to which employee rights or accrued benefits are outstanding as of said date.



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         8. Book Entries.  At the Effective Time, entries shall be made upon the books of Payless Delaware to adjust the assets, liabilities and owner's equity of the corporation pursuant to Statement of Position 90-7 of the American Institute of Certified Public Accountants and in a manner consistent with the Plan.

         9. Abandonment. At any time before the Effective Time, this Merger Agreement may be terminated and the Merger may be abandoned by the board of directors of either Payless Delaware or Payless Iowa.

         10. Counterparts. In order to facilitate the filing and recording of this Merger Agreement the same may be executed in any number of counterparts, each of which shall be deemed to be an original.

         11. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Merger Agreement.

         12. Governing Law. This Merger Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware as presently in effect or as hereafter amended.

         IN WITNESS WHEREOF, this Merger Agreement is hereby executed on behalf of Payless Iowa and Payless Delaware by their respective duly authorized officers.

                                       PAYLESS CASHWAYS ACQUISITION, INC.,
                                       Delaware corporation

ATTEST:
                                       By:  /s/ David Stanley
                                          --------------------------------------
                                          David Stanley, Chief Executive Officer
 /s/ E. J. Holland, Jr.
-----------------------------------
E.J. Holland, Jr., Secretary


                                       PAYLESS CASHWAYS, INC.,
                                       an Iowa corporation

ATTEST:
                                       By:  /s/ David Stanley
                                          --------------------------------------
                                          David Stanley, Chief Executive Officer
  /s/ E. J. Holland, Jr.
----------------------------------
E. J. Holland, Jr., Secretary

STATE OF MISSOURI )
                                    ) ss.
COUNTY OF JACKSON )

     I, Deborah S. Dahm, a Notary Public, do hereby certify that on this 26th day of November, 1997, personally appeared before me David Stanley, who, being by me first duly sworn declared that he is Chief Executive Officer of PAYLESS CASHWAYS ACQUISITION, INC., a Delaware corporation, that he signed the foregoing document as Chief Executive Officer of the corporation, and that the statements therein contained are true.

                                                   /s/ Deborah S. Dahm
                                                 ----------------------------
                                                 Notary Public

My Commission Expires:
  2/2/2000
------------------------------

STATE OF MISSOURI )
                                    ) ss.
COUNTY OF JACKSON )

     I, Deborah S. Dahm, a Notary Public, do hereby certify that on this 26th day of November, 1997, personally appeared before me David Stanley, who, being by me first duly sworn declared that he is Chief Executive Officer of PAYLESS CASHWAYS, INC., an Iowa corporation, that he signed the foregoing document as Chief Executive Officer of the corporation, and that the statements therein contained are true.
                                                   /s/ Deborah S. Dahm
                                                 ----------------------------
                                                 Notary Public

My Commission Expires:
   2/2/2000
------------------------------